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                                 Exhibit 21.1

                          Subsidiaries of IXnet, Inc.

Name:                                                           Place of Incorporation:
----                                                            ----------------------
International Exchange Networks, Ltd.                           Delaware
International Exchange Network Corp.                            Delaware
IXNET UK LTD.                                                   United Kingdom
IXNET Japan Co., Ltd.                                           Japan
IXNET PTE LTD.                                                  Singapore
International Exchange Networks (Hong Kong) Limited             Hong Kong
IXnet Hong Kong, Limited (1)                                    Hong Kong
International Exchange Network SAS                              France
International Exchange Network GmbH                             Germany
IXNET Brasil Comercio E Participacoes Ltda.                     Brazil
International Exchange Networks (Mexico), S.A. de C.V.          Mexico
MXNet, Inc.                                                     Delaware
Saturn Global Network Services Holdings Ltd.                    United Kingdom
Saturn Global Network Services (U.K.) Ltd. (1)                  United Kingdom
Saturn Global Network Services Pty Ltd. (1)                     Australia
Saturn Systems Pte Limited (1)                                  Singapore
Saturn Global Network Services (USA) Inc. (1)                   New York
Saturn Global Network Services (Singapore) Pte Ltd. (1)         Singapore
Saturn Global Network Services (Japan) Ltd. (1)                 Japan
Saturn Employee Trustee (Jersey) Limited (1)                    Jersey Channel Islands

(1) Subsidiary of Saturn Global Network Services Holdings Ltd.